Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

April 23, 2021

M&T Bank Corporation,

One M&T Plaza,

Buffalo, NY 14203

Ladies and Gentlemen:

We have acted as counsel to M&T Bank Corporation, a New York corporation (“Parent”), in connection with the Merger and the Holdco Merger, as defined and described in the Agreement and Plan of Merger, dated as of February 21, 2021 (the “Agreement”), by and among Parent, Bridge Merger Corp. and People’s United Financial, Inc., a Delaware corporation (the “Company”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the Registration Statement on Form S-4 (Registration No. 333-254962) (the “Registration Statement”) filed by Parent with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the Merger and the Holdco Merger pursuant to the Agreement.

We have examined (i) the Registration Statement on Form S-4 (Registration No. 333-254962) (including the joint proxy statement/prospectus contained therein (the “Prospectus”)), (ii) the Agreement and (iii) the representation letters of Parent and the Company delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Parent and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement. In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering such opinion, we have assumed that (i) the Merger and the Holdco Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger and the Holdco Merger set forth in the Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent and the Company in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of,” or based on the belief of Parent and the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Prospectus under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” constitute our opinion as to the material U.S. federal income tax consequences of the Merger and the Holdco Merger to U.S. holders (as defined in the Registration Statement) of Company common stock and Company preferred stock.

We do not express any opinion herein concerning any law other than the U.S. federal income tax law.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement.

Sincerely,

/s/  Sullivan & Cromwell LLP